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                                                                   EXHIBIT 2.4


               THIS AMENDMENT NO. 1 dated as of March 27, 1996 to the Agreement and Plan of Merger dated as of February 19, 1996, among SIERRA ON-LINE, INC., a Delaware corporation (the "Company"), CUC INTERNATIONAL INC., a Delaware corporation ("Parent"), and LARRY ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub").

                              W I T N E S S E T H :
                              -------------------
               WHEREAS, effective on February 19, 1996, the Company, Parent and Merger Sub entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing, among other matters, for the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth therein;

               WHEREAS, the Company, Parent and Merger Sub each desires to enter into this Amendment No. 1 to make certain technical amendments to Section 1.10 of the Merger Agreement; and

               WHEREAS, all capitalized terms used and not defined in this Amendment No. 1 have the respective meanings assigned to them in the Merger Agreement.

               NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto, intending to be legally bound, hereby agree as follows:

               1. Section 1.10(a) of the Merger Agreement is hereby amended by deleting the words: "cancelled and, in lieu thereof, Parent shall issue to each holder of a Company Stock Option an option (each, a "Parent Option"), to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Company Stock Option, including, without limitation, term, exercisability, vesting schedule, status as an "incentive stock option" under section 422 of the Code, acceleration and termination provisions, the same number of shares of Parent Common Stock", appearing in the ninth through sixteenth lines of the first sentence of such Section, and by substituting in lieu and stead thereof, the following:

               "assumed by Parent and shall constitute an option to acquire, on the same terms and subject to the same conditions as were applicable under such Company Stock Option, including, without limitation, term, exercisability, vesting schedule, status as an "incentive stock option" under section 422 of the Code, acceleration and termination provisions, the same number of shares of Parent Common Stock (each, a "Parent Option")"























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               2.   Section 1.10(a) of the Merger Agreement is hereby
     further amended by deleting the third and fourth sentences of such
     Section in their entirety.

               3. Section 1.10(b) of the Merger Agreement is hereby amended by deleting such Section in its entirety and by substituting in lieu and stead thereof, the following:

               "As soon as practicable after the Effective Time, but not later than 30 days thereafter, Parent shall deliver to holders of Company Stock Options notices informing such holders that such Company Stock Options have been assumed by Parent and will constitute options to purchase shares of Parent Common Stock on the same terms and subject to the same conditions as their Company Stock Options (subject to the adjustments required by this Section 1.10 after giving effect to the Merger)."

               4. Except as otherwise modified by the provisions of this Amendment No. 1, the Merger Agreement shall remain, in all respects, in full force and effect.



















































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               IN WITNESSETH WHEREOF, each of the parties has caused this
     Amendment No. 1 to be duly executed on its behalf as of the date first above written.

                                   SIERRA ON-LINE, INC.



                              By:  /s/ Kenneth A. Williams
                                   ----------------------------------------
                                   Name:  Kenneth A. Williams
                                   Title: Chairman and Chief
                                          Operating Officer



                                   CUC INTERNATIONAL INC.



                              By:  /s/ E. Kirk Shelton
                                   ----------------------------------------
                                   Name:  E. Kirk Shelton
                                   Title: President



                                   LARRY ACQUISITION CORP.



                              By:  /s/ E. Kirk Shelton
                                   ----------------------------------------
                                   Name:  E. Kirk Shelton
                                   Title: President


































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